Exhibit 23.1

2564 Brunswick Pike	BARTOLOMEI
Lawrenceville, NJ 08648		Offices In:
Tel: 609-883-9000	PUCCIARELLI	LAWRENCEVILLE
Toll Free: 877-628-2480		OCEAN TOWNSHIP
Fax: 609-883-9008	CPAs & ADVISORS
www.bp-cpas.com	Uncommon Support™

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Form S-1 of our report dated June 5, 2008, relating to the financial statements of Presto Food & Beverage, Inc. for the years ended December 31, 2007 and 2006, which appears in such Registration Statement.

/s/ Bertolomei Pucciarelli, LLC

Lawrenceville, NJ

July 8, 2008